POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Ira Shapiro, Edward Baer, Douglas McCormack, Aaron Wasserman, Ben Archibald and Noah Gellner of BlackRock, Inc., and Thomas DeCapo, Eric Requenez, Steven Grigoriou, Sean L. MacGregor, Raymond Z. Ling and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.  This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 23rd day of May, 2012 .

By:	/s/ Janey Ahn

Print:	Janey Ahn

SIGNED BEFORE ME THIS 23RD DAY OF MAY, 2012:

/s/ Catherine Vafis Cottitta
CATHERINE VAFIS COTTITTA
Notary Public, State of New York
No. 31-4866386
Qualified in New York County
Commission Expires MAR 16, 2015

ANNEX A

LIST OF ALL BLACKROCK CLOSED-END FUNDS

1.	BlackRock Alternatives Allocation FB Portfolio LLC	--
2.	BlackRock Alternatives Allocation FB TEI Portfolio LLC	--
3.	BlackRock Alternatives Allocation Master Portfolio LLC	--
4.	BlackRock Alternatives Allocation Portfolio LLC	--
5.	BlackRock Alternatives Allocation TEI Portfolio LLC	--
6.	BlackRock Build America Bond Trust	BBN
7.	BlackRock California Municipal 2018 Term Trust	BJZ
8.	BlackRock California Municipal Income Trust	BFZ
9.	BlackRock Core Bond Trust	BHK
10.	BlackRock Corporate High Yield Fund, Inc.	COY
11.	BlackRock Corporate High Yield Fund III, Inc.	CYE
12.	BlackRock Corporate High Yield Fund V, Inc.	HYV
13.	BlackRock Corporate High Yield Fund VI, Inc.	HYT
14.	BlackRock Credit Allocation Income Trust I, Inc.	PSW
15.	BlackRock Credit Allocation Income Trust II, Inc.	PSY
16.	BlackRock Credit Allocation Income Trust III	BPP
17.	BlackRock Credit Allocation Income Trust IV	BTZ
18.	BlackRock Debt Strategies Fund, Inc.	DSU
19.	BlackRock Defined Opportunity Credit Trust	BHL
20.	BlackRock Diversified Income Strategies Fund, Inc.	DVF
21.	BlackRock EcoSolutions Investment Trust	BQR
22.	BlackRock Energy and Resources Trust	BGR
23.	BlackRock Enhanced Capital and Income Fund, Inc.	CII
24.	BlackRock Enhanced Equity Dividend Trust	BDJ
25.	BlackRock Enhanced Government Fund, Inc.	EGF
26.	BlackRock Equity Dividend Trust	BDV
27.	BlackRock Fixed Income Value Opportunities	--
28.	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
29.	BlackRock Floating Rate Income Strategies Fund II, Inc.	FRB
30.	BlackRock Floating Rate Income Trust	BGT
31.	BlackRock Florida Municipal 2020 Term Trust	BFO
32.	BlackRock Global Opportunities Equity Trust	BOE
33.	BlackRock Health Sciences Trust	BME
34.	BlackRock High Income Shares	HIS
35.	BlackRock High Yield Trust	BHY
36.	BlackRock Income Opportunity Trust, Inc.	BNA
37.	BlackRock Income Trust, Inc.	BKT
38.	BlackRock International Growth and Income Trust	BGY
39.	BlackRock Investment Quality Municipal Income Trust	RFA
40.	BlackRock Investment Quality Municipal Trust, Inc.	BKN
41.	BlackRock Limited Duration Income Trust	BLW
42.	BlackRock Long-Term Municipal Advantage Trust	BTA
43.	BlackRock Maryland Municipal Bond Trust	BZM
44.	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
45.	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
46.	BlackRock MuniAssets Fund, Inc.	MUA
47.	BlackRock Municipal 2018 Term Trust	BPK
48.	BlackRock Municipal 2020 Term Trust	BKK

49.	BlackRock Municipal Bond Investment Trust	BIE
50.	BlackRock Municipal Bond Trust	BBK
51.	BlackRock Municipal Income Investment Quality Trust	BAF
52.	BlackRock Municipal Income Investment Trust	BBF
53.	BlackRock Municipal Income Quality Trust	BYM
54.	BlackRock Municipal Income Trust	BFK
55.	BlackRock Municipal Income Trust II	BLE
56.	BlackRock MuniEnhanced Fund, Inc.	MEN
57.	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
58.	BlackRock MuniHoldings Fund, Inc.	MHD
59.	BlackRock MuniHoldings Fund II, Inc.	MUH
60.	BlackRock MuniHoldings Investment Quality Fund	MFL
61.	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
62.	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
63.	BlackRock MuniHoldings Quality Fund, Inc.	MUS
64.	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
65.	BlackRock MuniVest Fund, Inc.	MVF
66.	BlackRock MuniVest Fund II, Inc.	MVT
67.	BlackRock MuniYield Arizona Fund, Inc.	MZA
68.	BlackRock MuniYield California Fund, Inc.	MYC
69.	BlackRock MuniYield California Quality Fund, Inc.	MCA
70.	BlackRock MuniYield Fund, Inc.	MYD
71.	BlackRock MuniYield Investment Fund	MYF
72.	BlackRock MuniYield Investment Quality Fund	MFT
73.	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
74.	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
75.	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
76.	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
77.	BlackRock MuniYield New York Quality Fund, Inc.	MYN
78.	BlackRock MuniYield Pennsylvania Quality Fund	MPA
79.	BlackRock MuniYield Quality Fund, Inc.	MQY
80.	BlackRock MuniYield Quality Fund II, Inc.	MQT
81.	BlackRock MuniYield Quality Fund III, Inc.	MYI
82.	BlackRock New Jersey Investment Quality Municipal Trust, Inc.	RNJ
83.	BlackRock New Jersey Municipal Bond Trust	BLJ
84.	BlackRock New Jersey Municipal Income Trust	BNJ
85.	BlackRock New York Investment Quality Municipal Trust, Inc.	RNY
86.	BlackRock New York Municipal 2018 Term Trust	BLH
87.	BlackRock New York Municipal Bond Trust	BQH
88.	BlackRock New York Municipal Income Quality Trust	BSE
89.	BlackRock New York Municipal Income Trust	BNY
90.	BlackRock New York Municipal Income Trust II	BFY
91.	BlackRock Pennsylvania Strategic Municipal Trust	BPS
92.	BlackRock Preferred Partners LLC	--
93.	BlackRock Real Asset Equity Trust	BCF
94.	BlackRock Resources & Commodities Strategy Trust	BCX
95.	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
96.	BlackRock Senior High Income Fund, Inc.	ARK
97.	BlackRock Strategic Bond Trust	BHD
98.	BlackRock Strategic Equity Dividend Trust	BDT
99.	BlackRock Utility and Infrastructure Trust	BUI

100.	BlackRock Virginia Municipal Bond Trust	BHV
101.	The BlackRock Strategic Municipal Trust	BSD
102.	The Massachusetts Health & Education Tax-Exempt Trust	MHE